Exhibit 99(c)(3)
The Special Committee of Shakespeare Valuation Update February 28th, 2011 Confidential Presentation

Table of Contents Agenda Summary Observations and Assessment of Shakespeare Valuation Analysis Potential Separation Considerations ________________________________________________________________________________________ Appendix Additional Valuation Materials Comparable Companies

Summary Observations and Assessment of Shakespeare

Update Since Our Last Meeting Since we last met on January 17th, Shakespeare's stock has traded up ~18% from $5.96 to $7.05 (1) The faster than expected decline in ASPs that occurred since last October has tempered, with many analysts seeing the DRAM market at a trough and expecting stability / rebound for the balance of CY'11 DDR2 prices have dropped ~1.5% while DDR3 prices have increased ~2% since we last met in January Q2'11 and FY'11 consensus revenue down 4% and 3% respectively, and EPS down 20% and 8% Improved visibility on when DRAM prices trough, and investor expectation for stability and upside beginning in 2H CY'11, have led to an upward revision of target price multiples and an ongoing shift to valuation off FY'12 and CY'12 performance Further supported by strong demand and peak capacity in the Brazil DRAM business, and positive sentiment on mid- to long-term business strategy of diversifying into enterprise SSD and Brazil flash Current management case anticipates mixed performance for Q2'11 and FY'12 but miss on both revenue and earnings for FY'11 Q2 revenue higher than street estimates by 4% and EPS lower by 38% Full year FY'11 revenue and EPS are lower than street estimates by 4% and 22% respectively FY'12 revenue higher than street estimates by 8% and EPS lower by 10% While the established leading defense SSD and specialty module market positions, and improved expectations for DRAM ASPs provide support, there is a potential for some downside to stock price performance as management's revised views for FY'11 are fully communicated to investors ___________________________ Note: All income statement figures per Wall Street consensus. As of market close on February 25, 2011. Based on Barclays Capital estimates of a ~1.5% drop in DDR2 ASPs and a ~2% increase in DDR3 ASPs from January 14, 2011 to February 25, 2011. Our analysis is primarily based on management's "reviewed" case with select references to the "Board/conservative" case 1

# Summary Observations on the Business

**Shakespeare remains well diversified with focused investment strategy, however investors taking wait-and-see approach**

## Specialty DRAM

- ✓ Specialized DRAM focuses on stable, attractive markets, unaffected by recent market turmoil
- ✓ Leading edge, specialty products driving share gains at existing customers and solid margins
- ✓ Restructuring initiative underway with announcement of planned closure of Puerto Rican facility in 2011
- ✓ Focus on growing networking, telecom and industrial markets
- ✓ Successful logistics business leveraging extensive DRAM knowledge and expertise
- ✓ Renewed focus on memory IP creation
- ✓ Unique module test offerings provide key differentiator
- ✓ Targeting non-PC customers – not a focus for semi companies
- ✓ Broad base of tier one customers
- ✓ Relatively insulated from short-term fluctuations in DRAM pricing
- × Projected to be a sub-GDP grower
- × A declining addressable end-market
- × Customer concentration in the business

## Shakespeare Fiscal 2010



Specialty & Brazil DRAM
*(88%)*
Storage
*(12%)*

## Growth Initiatives

### Brazilian Market

- ✓ Large market opportunity
- ✓ One of the fastest growing global economies and PC markets
- ✓ Renewed focus on Flash with solid action plan
- ✓ Government mandated nationwide Broadband / PC deployment (Current penetration <25%)
- ✓ High barriers to entry to establish operations in Brazil
- ✓ Largest IC packaging company in Brazil – enjoys tax benefits due to local incentives
- ✓ #1 market share (~40%)
- ✓ Expanding DRAM capacity – factory full
- × Significantly correlated to DRAM price swings
- × Emergence of local competition could put further pressure on margins
- × Dependent on regulatory backdrop
- × Ramp has not occurred in Flash as hoped

### Enterprise SSD

- ✓ Strong historical presence in large defense and industrial SSD markets
- ✓ Broad IP platform & expertise launching push into large / fast growing enterprise market
  - – Doubling R&D efforts
  - – Strong partnerships with Marvel / Toshiba
  - – Strong Tier 1 momentum with qualification at 2 major OEMs of generation 1 SSD
- ✓ Strong customer management capabilities provides differentiation
- × Growth is hinged on enterprise SSD adoption
- × Limited traction and exposure to significant competition

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# Financial Performance Facing Near Term Headwinds

## Quarterly Revenue and Q/Q Growth Since IPO


($ in millions)
(%)
Reviewed Case
$280
$210
$140
$70
$0
40%
20%
0%
-20%
-40%
$188 $197 $237 $239 $186 $166 $175 $164 $168 $161 $141 $109 $92 $100 $123 $160 $201 $219 $216 $177 $160 $169
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY06 FY07 FY08 FY09 FY10 FY11

## Quarterly EBITDA and Margin Since IPO


($ in millions)
(%)
Reviewed Case
$40
$30
$20
$10
$0
40%
30%
20%
10%
0%
$17 $17 $23 $23 $22 $17 $20 $19 $13 $11 $10 $10 $5 $10 $15 $28 $30 $34 $29 $12 $14 $17
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY06 FY07 FY08 FY09 FY10 FY11

## Indexed Stock Price Performance – Since IPO


(Indexed Price)
250%
200%
150%
100%
50%
0%
22.9%
-9.4%
-17.5%
-37.9%
2/3/2006
5/10/2007
8/14/2008
11/19/2009
2/24/2011
Shakespeare
Memory/EMS Comparables
NASDAQ
Brazilian Technology Comparables

## Indexed Stock Price Performance – LTM


(Indexed Price)
150%
125%
100%
75%
50%
38.9%
24.5%
8.8%
-36.5%
2/24/2010
5/26/2010
8/25/2010
11/24/2010
2/24/2011
Shakespeare
Memory/EMS Comparables
NASDAQ
Brazilian Technology Comparables

*Source: Company filings and FactSet.*
*Note: Fiscal year ends in August. Comparables Index includes Advanced Semiconductor Engineering, Amkor Technology, Benchmark Electronics, Micron, OCZ, Plexus, SanDisk, Sanmina-SCI, Spansion and STEC. Brazilian Technology Comparables include Positivo and Bematech.*

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Mixed Historical Performance vs. Expectations Quarterly Revenue Surprises Since IPO Quarterly Earnings Surprises Since IPO ___________________________ Source: Company filings and FactSet. Note: EPS is non-GAAP, excluding stock-based compensation, restructuring charges and other unusual items. Consensus EPS projection of ($0.01) and reported EPS of $0.02. Consensus EPS projection of ($0.01) and reported EPS of $0.03. Consensus EPS projection of ($0.01) and reported EPS of $0.01. $188.5 $197.0 $237.2 $239.1 $186.5 $165.6 $175.0 $164.5 $167.6 $160.7 $140.8 $109.1 $91.6 $99.8 $123.1 $160.1 $201.2 $218.7 $216.4 $176.6 $160.0 $168.7 $0.19 $0.23 $0.22 $0.22 $0.22 $0.21 $0.18 $0.17 $0.05 $0.02 $0.02 $0.03 ($0.01) $0.00 $0.08 $0.23 $0.26 $0.29 $0.27 $0.05 $0.07 $0.11 EPS: Rev ($ mm): NM(1) NM(3) NM(2) (20.7%) Reviewed Case versus Street estimates Reviewed Case versus Street estimates 4

# Wall Street Expectations Are Mixed

**DRAM ASP environment is stabilizing resulting in improving investor sentiment and multiple expansion; partially offsets slight downward revision of estimates**

## Summary Outlook

### Analyst Recommendations



October 2010
Hold 38%
Buy 62%
n = 8
Median Price Target: $10.25
January 2011
Hold 50%
Buy 50%
n = 8
Median Price Target: $7.00
February 2011
Hold 38%
Buy 62%
n = 8
Median Price Target: $8.50

## Analyst Projections

### Revenue Consensus

($ in millions, except per share values)



$1,200
$800
$400
$0
$752
$769
$735
$756
$778
$865
$755
$842
$826
$1,015
$801
$1,015
Low
Mean
High

### EPS Consensus



$1.50
$1.00
$0.50
$0.00
$0.61
$0.69
$0.58
$0.70
$0.71
$0.91
$0.65
$0.91
$0.88
$1.13
$0.74
$1.10
Low
Mean
High

FY11 FY12 January 2011

## Key Themes

### Positives

- ✓ View that FY2Q'11 is trough for revenues and margins as result of expectation that DRAM ASPs should begin to recover in CY2Q'11
- ✓ Optimism about growth initiative in high margin enterprise SSD
- ✓ Flash seen as promising opportunity, where Shakespeare is leveraging strong presence in Brazil
- ✓ Potential for increasing content opportunity to support ASPs in 2H'11
- ✓ Expectation that Brazil business continues to improve with pent-up consumer PC demand and solid overall growth in Brazilian economy
- ✓ Encouraged that outside of Brazil, memory business not likely to be significantly impacted by DRAM ASP declines

### Negatives

- × Concern that success of tablets could put long-term pressure on PC sales and consequently DRAM prices
- × Concern about possible weaker DRAM ASP recovery than expected
- × Customer concentration risk with several large OEM customers representing the majority of sales
- × Market risk given relatively high contribution to revenue from Brazil
- × Concern that projected traction in Flash may not materialize
- × Competition could slow growth in enterprise SSD as it remains early in Shakespeare's customer adoption cycle

Source: IBES Consensus, FactSet and Bloomberg.
Note: Summary outlook and analyst projections only include reports from current period. Shakespeare fiscal year ends in August.

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43.3% CY2011 Comparable Operating Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11. Revenue Growth CY11/10 CY11 Gross Margin CY11 EBITDA Margin CY11 EBITDA - CapEx Margin Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) 47.6% 6

CY2012 Comparable Operating Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11. Revenue Growth CY12/11 CY12 Gross Margin CY12 EBITDA Margin CY12 EBITDA - CapEx Margin Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) 7

Mgmt. Reviewed Case vs. Current Street Financials ($ in millions, except per share data) ___________________________ Source: Company filings, management guidance, Wall Street equity research and Barclays Capital Investment Banking estimates. Note: FY ends August. Potential for further downside in near term, but improved guidance for FY'12 Based on the Reviewed Case Lower near-term growth vs. street, but higher growth beginning in 2012 More conservative on margin profile due to visibility into ASP pricing pressure and significant R&D investment in Brazil In the absence of further specific guidance to the street, Q2 is expected to beat at the top line but miss on profitability Expect street revenue and EPS estimates to be adjusted downwards Mgmt Street Change 8

Segment Detail of Reviewed Case Financials Shakespeare Summary Financial Model - Reviewed Case ___________________________ Source: Shakespeare filings, Wall Street equity research, IBES consensus estimates, and Barclays Capital Investment Banking estimates. Note: Adj. EBIT excludes stock-based compensation expenses and other non-cash expenses. 2011 to 2013 based on management projections; 2014 and 2015 segment growth per management guidance. Commentary 2014 and 2015 held flat as limited leverage in COGS Minimal margin uplift in 2014 and 2015 Leading position but projected to be a sub-GDP grower within a slowing declining addressable market Minimal exposure to fluctuations in DRAM pricing DRAM exposure is stabilizing but other challenges remain in Brazil Flash and enterprise SSD, which are projected as key drivers of growth Most impacted by declining DRAM prices but expected to stabilize in the 2H of CY'11 Longer term exposure to local competition in Brazil Growth is tied to Flash, which is already delayed but expected to ramp in FY'12 Growth is hinged on success in enterprise SSD Slowly gaining traction; exposure to significant competition Enterprise SSD is still in formative stages and requires significant investment, however projected to obtain steady state by 2013 and achieve R&D leverage in 2014 and 2015 9

Financial Case Sensitivity Memory Reviewed: Moderate supply and stable DRAM ASPs Conservative: Oversupply, declining ASPs Brazil Reviewed: Stable ASPs and increased DRAM output; moderate competition Conservative: Competition enters market and flat memory content growth Storage Reviewed: SSD market share of 5%+ by 2013 Conservative: Limited new design wins Key Assumptions Revenue Non-GAAP EPS 10

Valuation Analysis

5.8x Continues to Trade at Discount to Peers Historical EV / FTM Revenue Multiples Historical Price / FTM Earnings Multiples ___________________________ Source: FactSet and Wall Street research. Note: Memory / EMS Comps include Advanced Semiconductor Engineering, Amkor Technology, Benchmark Electronics, Micron, OCZ, Plexus, SanDisk, Sanmina-SCI, Spansion and STEC.Brazil Tech Comps include Positivo and Bematech. Shakespeare FTM EBITDA calculated by adding actual FY D&A for appropriate periods to projected FTM EBIT. EV / FTM EBITDA excludes OCZ. Current 1 Yr Avg Since IPO Shakespeare 9.6x 8.2x 12.4x Memory / EMS Comps 13.8x 11.4x 13.8x Brazil Tech Comps 8.3x 9.0x 10.0x 0.52x 1.06x 9.6x 13.8x Historical EV / FTM EBITDA Multiples (1) 4.6x Current 1 Yr Avg Since IPO Shakespeare 4.6x 3.7x 4.9x Memory / EMS Comps 5.8x 5.6x 6.7x Brazil Tech Comps 5.2x 8.3x 8.4x Current 1 Yr Avg Since IPO Shakespeare 0.52x 0.44x 0.48x Memory / EMS Comps 1.06x 0.96x 1.01x Brazil Tech Comps 0.70x 1.71x 1.66x 0.70x 5.2x 8.3x 11

Summary Valuation Shakespeare Share Price Notes Current Price (2/25/11): $7.05 52-Week Low (8/12/10) and High (4/14/10) Analyst Price Targets discounted at 13.0% cost of equity 4.5x - 5.5x CY2011E EBITDA Targeting 20% to 30% IRR 5.0x 5 year FTM EBITDA exit multiple 0.40x - 0.80x LTM Revenue 25% - 45% premium to 1-day 25% - 50% premium to 30-day ___________________________ Source: FactSet, Bloomberg, Company filings, Wall Street research, IBES consensus estimates and Barclays Capital Investment Banking estimates. Note: Market data as of 2/25/11. LBO and Precedent Transactions assume net cash of $79.5mm at 8/27/11 per management guidance. Comparable Company Analysis and Sum of the Parts assume net cash of $71.0mm, projected as the Q2 FY11 balance per management guidance. Price per share discounted to 2/25/11 at a 13.0% cost of capital. 10.0x - 13.0x CY2011E P / E Multiple 3.5% - 4.5% Perpetuity Growth Rate and 12.0% - 14.0% WACC 5.0x - 7.5x LTM EBITDA (1) Street Conservative 4.0x - 5.0x CY2012E EBITDA 8.0x - 11.0x CY2012E P / E Multiple Enterprise SSD, Brazil and RemainCo valued on a standalone basis (1) (1) (1) 12

# CY2011 Comparable Trading Metrics



EV / CY11 Revenue
Shakespeare (Street)
0.52x
Median 1.05x
STEC
2.35x
SanDisk
1.59x
Micron
1.40x
SPANSION
1.23x
OCZ
1.08x
ASE GROUP
1.03x
Amkor Technology
0.80x
PLEXUS
0.56x
Benchmark Electronics
0.30x
SANMINA SCI
0.29x
Median 0.70x
bematech
1.02x
POSITIVO INFORMÁTICA
0.39x
EV / CY11 EBITDA
Shakespeare (Street)
4.6x
Median 5.1x
OCZ
26.3x
STEC
9.6x
PLEXUS
8.2x
SanDisk
5.8x
Benchmark Electronics
5.1x
SPANSION
5.1x
SANMINA SCI
5.0x
ASE GROUP
4.5x
Micron
4.1x
Amkor Technology
3.4x
Median 5.2x
POSITIVO INFORMÁTICA
5.3x
bematech
5.1x
EV / CY11 EBITDA - CapEx
Shakespeare (Street)
6.9x
Median 10.5x
OCZ
29.1x
PLEXUS
22.6x
Micron
17.7x
Amkor Technology
12.6x
STEC
10.5x
SanDisk
10.5x
ASE GROUP
9.1x
Benchmark Electronics
7.4x
SPANSION
6.8x
SANMINA SCI
6.5x
Median 6.8x
POSITIVO INFORMÁTICA
7.0x
bematech
6.5x
Price / CY11 Earnings
Shakespeare (Street)
9.6x
Median 12.0x
OCZ
36.2x
Micron
15.4x
STEC
14.9x
PLEXUS
13.4x
Benchmark Electronics
12.2x
SanDisk
11.8x
ASE GROUP
9.9x
SPANSION
9.3x
SANMINA SCI
7.7x
Amkor Technology
7.7x
Median 8.3x
bematech
9.2x
POSITIVO INFORMÁTICA
7.5x

*Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11.*

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# CY2012 Comparable Trading Metrics



EV / CY12 Revenue
Shakespeare (Street) 0.46x
Median 0.88x
STEC 1.92x
SanDisk 1.41x
Micron 1.23x
Spansion 1.15x
ASE Group 0.92x
OCZ 0.85x
Amkor Technology 0.75x
Plexus 0.50x
Benchmark Electronics 0.27x
Sanmina SCI 0.27x
Median 0.67x
bematech 0.99x
Positivo Informática 0.35x
EV / CY12 EBITDA
Shakespeare (Street) 3.7x
Median 4.9x
OCZ 10.5x
SanDisk 8.3x
Plexus 7.1x
STEC 6.9x
Spansion 5.2x
Benchmark Electronics 4.7x
Sanmina SCI 4.5x
ASE Group 4.2x
Micron 3.9x
Amkor Technology 2.8x
Median 4.6x
Positivo Informática 4.6x
bematech 4.6x
EV / CY12 EBITDA - CapEx
Shakespeare (Street) 4.9x
Median 7.2x
SanDisk 19.7x
Plexus 15.4x
Micron 12.6x
OCZ 11.0x
STEC 7.4x
Spansion 7.0x
ASE Group 6.6x
Benchmark Electronics 6.5x
Amkor Technology 5.9x
Sanmina SCI 5.7x
Median 5.9x
Positivo Informática 6.0x
bematech 5.8x
Price / CY12 Earnings
Shakespeare (Street) 7.5x
Median 11.1x
Micron 12.9x
STEC 12.4x
SanDisk 11.9x
OCZ 11.7x
Plexus 11.3x
Benchmark Electronics 10.9x
ASE Group 9.2x
Spansion 8.2x
Amkor Technology 7.6x
Sanmina SCI 6.3x
Median 7.1x
bematech 7.9x
Positivo Informática 6.2x

Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11.

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Discounted Cash Flow Analysis - Reviewed Case Valuation Summary DCF Commentary 2011 to 2013 based on mgmt. projections 2014 and 2015 aggregate based on DRAM, storage and Brazil segment growth per management guidance 2011 to 2013 based on mgmt. projections Minimal margin uplift in 2014 and 2015 Non-GAAP tax rate provided by mgmt., projections converge on 25% per mgmt. guidance ___________________________ Source: Management projections and Barclays Capital estimates. Note: Assumes midpoint convention for annual cash flows which are discounted to 2/25/11. Assumes net cash of $71.0mm based on Q2 FY11 projected balance sheet per management guidance. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses and is impacted by Incremental Brazil R&D. 15

DCF Analysis - Board/Conservative Case Valuation Summary DCF Commentary 2011 to 2013 based on mgmt. projections 2014 and 2015 aggregate based on DRAM, storage and Brazil segment growth per management guidance 2011 to 2013 based on mgmt. projections Minimal margin uplift in 2014 and 2015 Non-GAAP tax rate provided by mgmt., projections converge on 25% per mgmt. guidance ___________________________ Source: Management projections and Barclays Capital estimates. Note: Assumes midpoint convention for annual cash flows which are discounted to 2/25/11. Assumes net cash of $71.0mm based on Q2 FY11 projected balance sheet per management guidance. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses and is impacted by Incremental Brazil R&D. 16

Reviewed Case DCF Sensitivity Analysis Brazil Flash Growth vs. Enterprise Storage Growth Reduction Sensitizes reduction in management revenue forecast for Brazil Flash and Enterprise SSD Growth Analyzes effect on price per share by taking % of management growth forecast in a range from 0% - 100% 0% implies no growth in Brazil Flash and Enterprise Storage segments; 100% assumes growth at management guidance Assumes midpoint of DCF analysis: 4.0% perpetuity growth rate and 13.0% discount rate Midpoint of Reviewed Case ___________________________ Source: Management projections and Barclays Capital estimates. Note: Assumes midpoint convention for annual cash flows which are discounted to 2/25/11. Assumes net cash of $71.0mm based on Q2 FY11 projected balance sheet per management guidance. 17

Precedent Transactions ___________________________ Source: Company filings and FactSet. There are no directly comparable precedent transactions and, thus, the analysis is of more limited utility than typical 18

Domestic Technology Premiums Paid Domestic Technology M&A Transactions 2006 - 2011 YTD between $300M and $1B in value (1) Domestic Technology M&A Transactions 2009 - 2011 YTD between $300M and $1B in value (2) ___________________________ Source: SDC. Note: 30 Day denotes premium to 30 day price prior to announcement. Analysis includes 79 transactions. Analysis includes 28 transactions. Analysis includes 21 transactions. First Quartile Mean Median Third Quartile Domestic Technology M&A Transactions 2010 - 2011 YTD between $300M and $1B in value (3) 19

Take Private Premiums Paid ___________________________ Source: SDC. Note: 30 Day denotes premium to 30 day price prior to announcement. Analysis includes 27 transactions. Analysis includes 20 transactions. First Quartile Mean Median Third Quartile Global Technology Take Private Transactions 2009 - 2011 YTD >$100M in value (1) Global Technology Take Private Transactions 2010 - 2011 YTD >$100M in value (2) 20

Illustrative LBO Transaction - Financing Considerations The debt markets are attractive, and able to provide acquisition financing Over $320 billion of new high yield and $230 billion of leveraged loans were issued in 2010, surpassing that for all of 2009, a record breaking year for the high yield market ~10% of volume in 2010 was for LBO financing, with an aggregate volume of over $50 billion Middle market LBO financing activity was active with a number of technology-related issues in 2010 Rates dropped to all-time levels, with the high yield index yielding 7.5% Semiconductor yields in particular improved dramatically with recovery in the semis cycle Barclays Capital believes that the LBO debt market would be receptive to an offering by Shakespeare Critical to achieving best execution is mediating concerns over ASP downward pricing pressures and demonstrating the sustainability of continued improvements in Shakespeare's operating model, and ability to weather the next downturn Based on our preliminary analysis, we believe Shakespeare can support leverage levels of ~4.0x LTM EBITDA at the time of a transaction Sophisticated investors both on the private equity and debt market side recognize that semis is a cyclical business and leverage needs to be manageable, especially in LBO situations Critical in demonstrating the thesis behind a Shakespeare LBO is the amount of equity being put into a transaction Acquisition multiple reaffirm valuations, providing support for increased leverage Debt investors would want a healthy equity cushion behind them, at least in the 40% - 50% area Sponsors have available to them a number of financing structures and markets in order to support an LBO Each alternative has its merits and considerations, such as cost of capital versus being subject to financial maintenance covenants For illustration, we have assumed a structure of ~$290 million and ~$250 million of Senior Secured High Yield Bonds for the Reviewed and Conservative Case, respectively Could also finance through a 1st Lien Term Loan with potentially a 2nd Lien Term Loan/Mezzanine component The acquisition finance markets are robust and would be receptive to an offering by Shakespeare but size and volatility of the business could create issues 21

# Reviewed Case Illustrative LBO – Overview

**Assumes purchase at $9.00 per share (~28% premium) to current stock price, implying an entry multiple of EV/LTM Adj. EBITDA of ~7.4x (~5.9x FTM) with new debt of $290mm of senior HY notes**

## Assumptions

- Assumes a 8/27/11 transaction at $9.00/share
- Operating model based on Shakespeare Reviewed case through 2013, and management guidance through balance of projection period
- Ultimately will be financed with ~$290mm of Senior Secured Notes, expected to price with a 7.5% coupon, however, to be conservative, we have modeled a 8.5% coupon which reflects high end of potential market price flex
- Assumes $50mm of minimum cash which results in $105mm of cash used toward financing the transaction
  - Implies a 44% sponsor equity check
- Financing sources used to retire existing floating rate notes, pay expenses and purchase equity
- Pro forma for the transaction, Shakespeare will be levered at 4.0x with a 2.9x coverage ratio, based on 8/27/11 LTM EBITDA

## Pro Forma Capitalization Table

*($ in millions)*

| | Status Quo | LBO Adj. | Pro Forma |
|---|---|---|---|
| **Cash** | **$154.9** | **($104.9)** | **$50.0** |
| Existing Sr. Secured FRNs | $75.4 | ($75.4) | $0.0 |
| Senior Notes (8.5%) | 0.0 | 290.0 | 290.0 |
| **Total Debt** | **$75.4** | **$214.6** | **$290.0** |
| Shareholders' Equity | 349.5 | (41.6) | 307.9 |
| **Total Capitalization** | **$424.9** | **$173.0** | **$597.9** |
| **LTM Data (as of 8/27/11)** | | | |
| EBITDA | $72.4 | | $72.4 |
| Cash Interest Expense | 1.5 | | 24.7 |
| Capital Expenditures | 28.2 | | 28.2 |
| **Credit Stats** | | | |
| Total Debt / EBITDA | 1.0x | | 4.0x |
| Total Debt / (EBITDA - Capex) | 1.7x | | 6.6x |
| EBITDA / Cash Interest | 48.9x | | 2.9x |
| (EBITDA - Capex) / Cash Interest | 29.9x | | 1.8x |
| Total Debt / Total Capitalization | 17.7% | | 48.5% |

## Sources and Uses

*($ in millions)*

| | $ mm | % of Total | Multiple of LTM EBITDA | Multiple of FTM EBITDA |
|---|---|---|---|---|
| **Sources of Funds** | | | | |
| Excess Target Cash | $104.9 | 14.8% | 1.4x | 1.2x |
| *Debt* | | | | |
| Senior Notes | 290.0 | 40.8% | 4.0x | 3.2x |
| *Equity* | | | | |
| Common - Sponsor | $315.9 | 44.4% | 4.4x | 3.5x |
| **Total Sources** | **$710.8** | **100.0%** | **9.8x** | **7.8x** |
| **Uses of Funds** | | | | |
| *Equity Purchase Price* | | | | |
| Existing Shareholders | $617.9 | 86.9% | 8.5x | 6.8x |
| *Other Uses* | | | | |
| Refinance Debt | 75.4 | 10.6% | 1.0x | 0.8x |
| Expenses & Fees | 17.5 | 2.5% | 0.2x | 0.2x |
| **Total Uses** | **$710.8** | **100.0%** | **9.8x** | **7.8x** |

## Exit IRR Analysis

| | Adjusted FTM EBITDA Exit Multiple | | |
|---|---|---|---|
| | **4.5x** | **5.0x** | **5.5x** |
| **Year 3** | 30.3% | 35.6% | 40.5% |
| **Year 5** | 27.2% | 29.8% | 32.2% |
| **Year 7** | 25.3% | 26.8% | 28.3% |

*Source: Barclays Capital research and Investment Banking estimates.*
*Note: Assumes interest rate of 8.50% on Senior Notes. IRR calculated based on completion of transaction on 8/27/2011. 8/27/11 cash balance based on management guidance. Assumes $50mm minimum cash. Transaction expenses and fees include M&A fees, amortization of senior notes and prepayment of existing senior rate notes at 101.*

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# Board/Conservative Case Illustrative LBO – Overview

**Assumes purchase at $9.00 per share (~28% premium) to current stock price, implying an entry multiple of EV/LTM Adj. EBITDA of ~7.5x (~7.7x FTM) with new debt of $250mm of senior HY notes**

## Assumptions

- Assumes a 8/27/11 transaction at $9.00/share
- Operating model based on Shakespeare Board/Conservative case through 2013, and management guidance through balance of projection period
- Ultimately will be financed with ~$250mm of Senior Secured Notes, expected to price with a 7.5% coupon, however, to be conservative, we have modeled a 8.5% coupon which reflects high end of potential market price flex
- Assumes $50mm of minimum cash which results in $105mm of cash used toward financing the transaction
  - Implies a 50% sponsor equity check
- Financing sources used to retire existing floating rate notes, pay expenses and purchase equity
- Pro forma for the transaction, Shakespeare will be levered at 3.5x with a 3.4x coverage ratio, based on 8/27/11 LTM EBITDA

## Pro Forma Capitalization Table

*($ in millions)*

| | Status Quo | LBO Adj. | Pro Forma |
|---|---|---|---|
| Cash | $154.9 | ($104.9) | $50.0 |
| | | | |
| Existing Sr. Secured FRNs | $75.4 | ($75.4) | $0.0 |
| Senior Notes (8.5%) | 0.0 | 250.0 | 250.0 |
| **Total Debt** | $75.4 | $174.6 | $250.0 |
| | | | |
| Shareholders' Equity | 349.5 | (2.8) | 346.7 |
| **Total Capitalization** | $424.9 | $171.8 | $596.7 |
| | | | |
| **LTM Data (as of 8/27/11)** | | | |
| EBITDA | $71.6 | | $71.6 |
| Cash Interest Expense | 1.3 | | 21.3 |
| Capital Expenditures | 28.2 | | 28.2 |
| | | | |
| **Credit Stats** | | | |
| Total Debt / EBITDA | 1.1x | | 3.5x |
| Total Debt / (EBITDA - Capex) | 1.7x | | 5.8x |
| EBITDA / Cash Interest | 55.9x | | 3.4x |
| (EBITDA - Capex) / Cash Interest | 33.9x | | 2.0x |
| Total Debt / Total Capitalization | 17.7% | | 41.9% |

## Sources and Uses

*($ in millions)*

| | $ mm | % of Total | Multiple of LTM EBITDA | Multiple of FTM EBITDA |
|---|---|---|---|---|
| **Sources of Funds** | | | | |
| Excess Target Cash | $104.9 | 14.8% | 1.5x | 1.5x |
| *Debt* | | | | |
| Senior Notes | 250.0 | 35.2% | 3.5x | 3.6x |
| *Equity* | | | | |
| Common - Sponsor | $354.7 | 50.0% | 5.0x | 5.0x |
| **Total Sources** | $709.6 | 100.0% | 9.9x | 10.1x |
| **Uses of Funds** | | | | |
| *Equity Purchase Price* | | | | |
| Existing Shareholders | $617.9 | 87.1% | 8.6x | 8.8x |
| *Other Uses* | | | | |
| Refinance Debt | 75.4 | 10.6% | 1.1x | 1.1x |
| Expenses & Fees | 16.3 | 2.3% | 0.2x | 0.2x |
| **Total Uses** | $709.6 | 100.0% | 9.9x | 10.1x |

## Exit IRR Analysis

| | Adjusted FTM EBITDA Exit Multiple | | |
|---|---|---|---|
| | 4.5x | 5.0x | 5.5x |
| **Year 3** | 12.3% | 17.2% | 21.6% |
| **Year 5** | 16.3% | 18.8% | 21.1% |
| **Year 7** | 17.4% | 19.0% | 20.4% |

*Source: Barclays Capital research and Investment Banking estimates.*
*Note: Assumes interest rate of 8.50% on Senior Notes. IRR calculated based on completion of transaction on 8/27/2011. 8/27/11 cash balance based on management guidance. Assumes $50mm minimum cash. Transaction expenses and fees include M&A fees, amortization of senior notes and prepayment of existing senior rate notes at 101.*

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Transaction Pricing Matrix Purchase Price Ratio ($ in millions, except per share amounts) ___________________________ Source: Company filings and Wall Street research. Cash and debt are Q2 FY11 projected ending balances per management guidance. 24

Potential Separation Considerations

Separation Alternatives and Considerations Separation of Specialty Module Separation of Brazil Separation of Enterprise SSD Need for core technology to support broader platform Limited buyer universe Likely to be most complex alternative More likely at a future date when other businesses are less reliant on core technology However potentially still very short list of strategic and financial buyers Low growth profile limits value maximization as standalone public entity Divestible to a strategic partner with complementary corporate, sales and marketing and research and development functions Otherwise not currently efficiently separable from core business Limited valuation upside given Brazilian comparable companies trade in-line with broader module / EMS comparables Highly levered to regulatory changes Divestible but likely to be perceived as an early-stage company Enterprise resources more easily identifiable and separable Limited clarity on longer term growth prospects, steady state / normalized operating margins Investors will likely question the divestiture of a business in which substantial resources have been invested to date and for which there is perceived strong upside potential Business should have reached stead-state with viability as a stand- alone entity Enterprise resources more easily identifiable and separable Real possibility to take public as a good business Further diligence required to fully ascertain separation alternatives with need to sort through possible issues with regards to various items including tax efficiency, IP, brand and potential synergies / dis-synergies Divestible to a strategic partner with complementary corporate, sales and marketing and research and development functions Otherwise not efficiently separable from core business Highly levered to regulatory changes Potentially could include IPO or sale but would require build out of corporate infrastructure Near-Term (12 - 18 Months) Longer Term (18+ Months) Memory, Defense and Embedded Storage Brazil DRAM and Flash Enterprise Storage 25

Breakup Valuation Assumptions We arrived at a sum-of-the-parts valuation by applying different methodologies to various segments For the "Specialty Module, Defense + Embedded Storage" and "Brazil" segments we apply a range of EBITDA comparable trading multiples The core comparable companies used for Specialty Module segment are Amkor, ASE and Sanmina; we apply a CY12 EBITDA multiple range of 3.5x - 4.5x The core comparable group used for Brazil is a set of Brazilian technology companies (Positivo and Bematech), and a broader set of module and DRAM companies (Amkor, ASE, STEC, Micron and SanDisk); we apply a CY12 EBITDA multiple range of 4.5x - 5.5x For the Enterprise Storage we adopt a discounted enterprise value methodology which provides an estimate of standalone value as an ongoing concern The core comparable companies used are OCZ and STEC Given growth profile, an illustrative future value analysis is the most important methodology for this asset P/E multiple range of 10.0x to 15.0x to reflect growth expectations We consider managements "reviewed" forecasts in assessing value Due diligence findings will better define / clarify the assets and potential value, while the extent to which Shakespeare can capture buyer synergies during negotiations could further enhance value 26

# CY2012 Comparable Trading Metrics


Comparable Trading Metrics
EV / CY12 Revenue
EV / CY12 EBITDA
EV / CY12 EBITDA - CapEx
Price / CY12 Earnings
Specialty Module
Brazil DRAM and Flash
Enterprise SSD
Median 0.75x
ASE Group 0.92x
Amkor Technology 0.75x
Sanmina SCI 0.27x
Median 4.2x
Sanmina SCI 4.5x
ASE Group 4.2x
Amkor Technology 2.8x
Median 5.9x
ASE Group 6.6x
Amkor Technology 5.9x
Sanmina SCI 5.7x
Median 7.6x
ASE Group 9.2x
Amkor Technology 7.6x
Sanmina SCI 6.3x
Median 1.11x
SanDisk 1.41x
Micron 1.23x
bematech 0.99x
Positivo 0.35x
Median 4.6x
SanDisk 8.3x
bematech 4.6x
Positivo 4.6x
Micron 3.9x
Median 9.3x
SanDisk 19.7x
Micron 12.6x
Positivo 6.0x
bematech 5.8x
Median 9.9x
Micron 12.9x
SanDisk 11.9x
bematech 7.9x
Positivo 6.2x
Median 1.39x
STEC 1.92x
OCZ 0.85x
Median 8.7x
OCZ 10.5x
STEC 6.9x
Median 9.2x
OCZ 11.0x
STEC 7.4x
Median 12.1x
STEC 12.4x
OCZ 11.7x

*Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11.*

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Illustrative Sum-of-the-Parts Valuation ___________________________ Note: Market data as of 2/25/11. Net cash and debt are projected Q2 FY11 ending balances per management guidance. Enterprise SSD Brazil RemainCo Enterprise Value Implied Equity Value Current Market Value 40.8% Sum of the Parts Valuation $7.05 $9.93 ($ in millions, except per share amounts) Net Cash 28

Enterprise SSD Standalone Value Potential ___________________________ Note: Enterprise Value discounted to 2/25/11 at a 20.0% cost of capital. Enterprise SSD standalone tax rate of 10% based on management guidance. 1. Implied EV / Revenue using the midpoint Enterprise Value. Discounted future equity value; assumes a Q1 CY14 IPO based on CY15 multiples Present Value (Enterprise) Future Value (Enterprise) On present value basis, it would be $101.0mm - $169.5mm Multiple range based on P / CY12 Earnings multiples Revenue growth, EBITDA margins and tax rate based on management guidance Analysis assumes separation of Enterprise SSD segment on cash-free/debt-free basis Assumes standalone corporate overhead of 4.5% of sales based on management guidance (1) (1) 29

Pro Forma Segment Financials Reviewed Case As per management guidance, incremental standalone corporate G&A costs have been applied to the segments Brazil segment includes both Brazil DRAM and Brazil Flash RemainderCo includes the Specialty Module business, as well as Defense and Embedded Storage segments Revenue and gross profit segment allocations based on management model Corporate R&D expense allocated 100% to the Brazil segment per management guidance Pro forma for the separation, total corporate G&A is higher than for current Shakespeare due to incremental standalone costs required for each of the 3 segments ___________________________ Note: Management guidance. 30

Appendix

Additional Valuation Materials

# Reviewed Case Illustrative LBO – Returns Analysis

**Assumes purchase at $9.00 per share (~28% premium) to current stock price, implying an entry multiple of EV/LTM Adj. EBITDA of ~7.4x (~5.9x FTM) with new debt of $290mm of senior HY notes**

## LBO Summary

| *($ in millions)* | 2011 | 2012 | 2013 | 2014 | 2015 |
|---|---|---|---|---|---|
| **Revenue** | **$722** | **$906** | **$1,137** | **$1,241** | **$1,360** |
| *% Growth* | *0.0%* | *25.6%* | *25.5%* | *9.1%* | *9.5%* |
| **EBITDA** | **72** | **91** | **146** | **161** | **178** |
| *% Margin* | *10.0%* | *10.0%* | *12.8%* | *12.9%* | *13.1%* |
| Less: Net Cash Interest | | (24) | (24) | (23) | (22) |
| Less: Cash Taxes | | (7) | (11) | (24) | (28) |
| Less: Change in Working Capital | | (26) | (12) | (12) | (13) |
| Less: Capex | | (28) | (33) | (36) | (39) |
| **FCF Avail. for Debt Repay** | | **$5** | **$67** | **$66** | **$76** |
| *% of Sales* | | *0.6%* | *5.9%* | *5.3%* | *5.6%* |
| *% of Debt* | | *1.9%* | *23.0%* | *22.8%* | *26.1%* |
| **Leverage and Coverage Stats** | | | | | |
| Cash | $50 | $55 | $122 | $188 | $264 |
| Revolving Credit Facility | 0 | 0 | 0 | 0 | 0 |
| Senior Notes | 290 | 290 | 290 | 290 | 290 |
| **Total Debt** | **$290** | **$290** | **$290** | **$290** | **$290** |
| Net Debt | $240 | $235 | $168 | $102 | $26 |
| Senior Debt / EBITDA | 4.0x | 3.2x | 2.0x | 1.8x | 1.6x |
| Total Debt / EBITDA | 4.0x | 3.2x | 2.0x | 1.8x | 1.6x |
| Net Debt / EBITDA | 3.3x | 2.6x | 1.2x | 0.6x | 0.1x |
| Total Debt / EBITDA-Capex | 6.6x | 4.6x | 2.6x | 2.3x | 2.1x |
| EBITDA / Cash Int. Exp. | 2.9x | 3.7x | 5.9x | 6.5x | 7.2x |
| EBITDA - Capex / Cash Int. Exp. | 1.8x | 2.5x | 4.6x | 5.1x | 5.6x |
| *% of Total Debt Repaid* | *0.0%* | *0.0%* | *0.0%* | *0.0%* | *0.0%* |

## Exit IRR Analysis

| | Adjusted FTM EBITDA Exit Multiple | | |
|---|---|---|---|
| | 4.5x | 5.0x | 5.5x |
| **Year 3** | 30.3% | 35.6% | 40.5% |
| **Year 5** | 27.2% | 29.8% | 32.2% |
| **Year 7** | 25.3% | 26.8% | 28.3% |

*Source: Barclays Capital research and Investment Banking estimates.*
*Note: Assumes interest rate of 8.50% on Senior Notes. IRR calculated based on completion of transaction on 8/27/2011. 8/27/11 cash balance based on management guidance. Assumes $50mm minimum cash. Transaction expenses and fees include M&A fees, amortization of senior notes and prepayment of existing senior rate notes at 101.*

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# Board/Conservative Case LBO – Returns Analysis

**Assumes purchase at $9.00 per share (~28% premium) to current stock price, implying an entry multiple of EV/LTM Adj. EBITDA of ~7.5x (~7.7x FTM) with new debt of $250mm of senior HY notes**

## LBO Summary

| *($ in millions)* | 2011 | 2012 | 2013 | 2014 | 2015 |
|---|---|---|---|---|---|
| **Revenue** | **$721** | **$813** | **$1,053** | **$1,145** | **$1,249** |
| *% Growth* | *0.0%* | *12.8%* | *29.5%* | *8.7%* | *9.1%* |
| **EBITDA** | **72** | **70** | **113** | **123** | **136** |
| *% Margin* | *9.9%* | *8.6%* | *10.7%* | *10.8%* | *10.9%* |
| Less: Net Cash Interest | | (21) | (21) | (20) | (20) |
| Less: Cash Taxes | | (4) | (12) | (16) | (19) |
| Less: Change in Working Capital | | (14) | (5) | (10) | (11) |
| Less: Capex | | (28) | (33) | (33) | (36) |
| **FCF Avail. for Debt Repay** | | **$3** | **$43** | **$44** | **$51** |
| *% of Sales* | | *0.3%* | *4.1%* | *3.9%* | *4.1%* |
| *% of Debt* | | *1.0%* | *17.3%* | *17.7%* | *20.4%* |
| **Leverage and Coverage Stats** | | | | | |
| Cash | $50 | $53 | $96 | $140 | $191 |
| Revolving Credit Facility | 0 | 0 | 0 | 0 | 0 |
| Senior Notes | 250 | 250 | 250 | 250 | 250 |
| **Total Debt** | **$250** | **$250** | **$250** | **$250** | **$250** |
| Net Debt | $200 | $197 | $154 | $110 | $59 |
| Senior Debt / EBITDA | 3.5x | 3.6x | 2.2x | 2.0x | 1.8x |
| Total Debt / EBITDA | 3.5x | 3.6x | 2.2x | 2.0x | 1.8x |
| Net Debt / EBITDA | 2.8x | 2.8x | 1.4x | 0.9x | 0.4x |
| Total Debt / EBITDA-Capex | 5.8x | 6.0x | 3.1x | 2.8x | 2.5x |
| EBITDA / Cash Int. Exp. | 3.4x | 3.3x | 5.3x | 5.8x | 6.4x |
| EBITDA - Capex / Cash Int. Exp. | 2.0x | 2.0x | 3.8x | 4.3x | 4.7x |
| *% of Total Debt Repaid* | *0.0%* | *0.0%* | *0.0%* | *0.0%* | *0.0%* |

## Exit IRR Analysis

| | Adjusted FTM EBITDA Exit Multiple | | |
|---|---|---|---|
| | **4.5x** | **5.0x** | **5.5x** |
| **Year 3** | 12.3% | 17.2% | 21.6% |
| **Year 5** | 16.3% | 18.8% | 21.1% |
| **Year 7** | 17.4% | 19.0% | 20.4% |

*Source: Barclays Capital research and Investment Banking estimates.*
*Note: Assumes interest rate of 8.50% on Senior Notes. IRR calculated based on completion of transaction on 8/27/2011. 8/27/11 cash balance based on management guidance. Assumes $50mm minimum cash. Transaction expenses and fees include M&A fees, amortization of senior notes and prepayment of existing senior rate notes at 101.*

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Shakespeare WACC Analysis WACC Analysis Versus Comparable Companies ___________________________ Risk free rate of 2.55% based on 10 Year Treasury. Market Risk Premium per Ibbotson. Note: Beta relevered at the mean of the capital structure of comparable companies. Comparable Companies include Advanced Semiconductor Engineering, Amkor Technology, Benchmark Electronics, Micron, Plexus, SanDisk, Sanmina-SCI, Spansion, STEC, Positivo and Bematech. 33

Comparable Companies

Comparable Company Operating Analysis __________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11. Note: NM denotes negative values or an EBITDA - CapEx multiple >50.0x. Operating Metrics 34

Comparable Company Trading Analysis Trading Metrics __________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 2/25/11. Note: NM denotes negative values or an EBITDA - CapEx multiple >50.0x. 35

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